UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ________________________

                                    FORM 8-K

                             _______________________

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 26, 2002

                             THE MORGAN GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

         1-13586                                          22-2902315
(Commission File Number)                       (IRS Employer Identification No.)

                  2746 Old U.S. 20 West, Elkhart, Indiana     46514-1168
                  ---------------------------------------     ----------
                  (Address of principal executive offices)    (Zip Code)

        Registrant's telephone number, including area code: 219-295-2200

Item 7. Financial Statements and Exhibits

        The Prospectus Supplement is attached hereto as Exhibit 99(1).

Item 9. Regulation FD Disclosure

     On December 12, 2001, The Morgan Group, Inc. (the "Company") issued non-transferable warrants to purchase shares of Class A common stock to the holders of its Class A common stock. Each warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $9.00 per share. At the time of issuance, the Company agreed to reduce the exercise price of the warrants to $6.00 per share for a reduction period of at least 30 days to be set by the Board of Directors.

     The Board of Directors has agreed to set the reduction period to begin on February 26, 2002 and to extend for 63 days, expiring on April 30, 2002 (the "Reduction Period"). The Board of Directors agreed to reduce the exercise price of the warrants to $2.25 per share, instead of $6.00 per share, during the Reduction Period. All other terms regarding the warrants, including the expiration date of the warrants, remain the same.

     The Prospectus Supplement, dated February 26, 2002, attached as Exhibit 99(1), contains information regarding the Reduction Period, certain preliminary unaudited summary financial information for the Company for the period ending December 31, 2001, as well as a discussion of recent developments.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                             THE MORGAN GROUP, INC.


Dated: February 26, 2002     By:/s/ Gary J. Klusman
                                ---------------------------------
                                 Gary J. Klusman, Executive Vice President of
                                     Finance and Administration


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                                  EXHIBIT INDEX


NUMBER                     DESCRIPTION

99(1) Prospectus Supplement, dated February 26, 2002, to Prospectus of The Morgan Group, Inc. (Registration Statement No. 333-63188).